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                                                                     Exhibit 3.8


                                        1


This Warrant and any shares acquired upon exercise of this Warrant have not been registered under the Securities Act of l933, as amended, or any applicable state securities laws, and may not be sold or transferred unless such sale or transfer is in accordance with the registration requirements of such Act and applicable laws or some other exemption from the registration requirements of such Act and applicable laws is available with respect thereto.

                          COMMON STOCK PURCHASE WARRANT

                          to Purchase 50,000 shares of

                     Common Stock, par value $.01 per share,

                                       of

                             AMERIGROUP Corporation

                                Void after , 2003

Warrant No. ____

      1. Issuance. This Warrant is issued to Silicon Valley Bank by AMERIGROUP Corporation, a Delaware corporation (hereinafter with its successors called the "Company").

      2. Purchase Price; Number of Shares. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, 4425 Corporation Lane, Virginia Beach, VA 23462, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at a price per share (the "Purchase Price") of $0.70, fifty thousand (50,000) fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"); provided that such Purchase Price shall be adjusted such that it is equal to the exercise price which would be applicable to "incentive" stock options granted under the Company's 1994 Stock Option Plan (or any successor plan) on the respective date or dates this Warrant is exercised, irrespective of whether any such options are actually granted on such date or dates; provided, further, that in no event shall the Purchase Price exceed $1.50 or be less than $0.01. Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as herein provided.
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      3. Payment of Purchase Price; Net Issue Election. The Purchase Price may
be paid (i) in cash or by check, (ii) if approved by the Board of Directors of the Company (the "Board"), by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, (iii) if approved by the Board, through delivery by the Holder to the Company of other securities issued by the Company (provided such securities have been held by Holder for at least 6 months prior to surrender), with such securities being credited against the Purchase Price in an amount equal to the fair market value thereof, as determined in accordance with the provisions of this Section 3, or (iv) if approved by the Board, by any combination of the foregoing. The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of any securities the Holder may wish to deliver to the Company pursuant to clause (iii) above.

The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

where    X =      the number of shares to be issued to the Holder pursuant to this second paragraph of Section 3.

         Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this second paragraph of Section 3.

         A = the fair market value of one share of Common Stock, as determined in accordance with the provisions of this Section 3.

         B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this second paragraph of Section 3.

For purposes of this Section 3, the "fair market value" per share of the Company's Common Stock shall mean:

                  (a) If the Company's Common Stock is traded on a national securities exchange or quoted on a national quotation system, the closing price of such Common Stock on the last trading day prior to the date on which the net issue election is made; or
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                  (b) In all other cases, as determined by the Board in good faith.

      4. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

      5. Issuance Date. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

      6. Expiration Date. This Warrant shall expire at the close of business on , 2003, and shall be void thereafter.

      7. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

      8. Dividends. If after the Original Issue Date (as defined in Section 12 hereof) the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

      9. Mergers and Reclassifications. If after the Original Issue Date there shall be any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 8 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase
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Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.


      10. Fractional Shares. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 10, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

      11. Notices of Record Date, Etc. In the event of:

                     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

                     (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

                     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

      12. Loan and Security Agreement. This Warrant was originally issued by the Company on ____________, 1998 (the "Original Issue Date") pursuant to a Loan and Security Agreement, dated _________, 1998, by and between the Company and the initial Holder hereof.

      13. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder hereof.

      14. Warrant Register; Transfers, Etc.

                     A. The Company will maintain a register containing the names and addresses of the registered holder or holders of the Warrant. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

                     B. This Warrant is not transferable except as follows:
      Subject to compliance with applicable
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      federal and state securities laws, Holder may transfer all or part of this
      Warrant to Silicon Valley Bancshares, The Silicon Valley Bank Foundation, or any of Holder's affiliates, including wholly-owned subsidiaries, at any time without notice to the Company. Upon any such transfer, the transferee shall be deemed to be a "Holder" for the purposes of this Warrant. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

                     C. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

      15. No Impairment. The Company will not, by amendment of its Certificate of Incorporation, as amended, or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

      16. Holder's Representations and Warranties. By acceptance of this Warrant, Holder represents and warrants to the Company as follows:

              (a) This Warrant is being acquired for Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act, and the Holder has no present intention of engaging in any public distribution thereof pursuant to a registration or exemption.

              (b) Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by Holder indefinitely, and the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Shares have not been qualified under the California Securities Law of 1968 (the "California Law") by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent expressed above.
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              (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

              (d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

      17. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware.

      18. Successors and Assigns. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

      19. Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in Virginia Beach, Virginia, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

      20. Notices. All notices required to be delivered by the Company to Holder shall be made as follows:

                                           Silicon Valley Bank
                                           Treasury Department
                                           3003 Tasman Drive
                                           MS NC 821
                                           Santa Clara, CA 95054



Dated:_______________, 1998                AMERIGROUP CORPORATION


(Corporate Seal)                           By: _________________________________
                                           Name:  Stanley Baldwin
                                           Title: Secretary

Attest:


___________________________
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                             [FORM OF SUBSCRIPTION]

                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)


To:  AMERIGROUP Corporation                       Date:_________________________


      The undersigned hereby irrevocably elects to exercise this Warrant for, and to purchase and subscribe for, __________ shares of Common Stock of AMERIGROUP Corporation covered by this Warrant. The undersigned herewith makes payment of $___________ thereof. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:



                                   ------------------------------
                                   Signature (must conform to name of Holder as specified on the face of the Warrant)

                                   -------------------------------
                                   Name for Registration

                                   -------------------------------
                                   Mailing Address

                                   Fed Tax ID # __________________
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                              [FORM OF ASSIGNMENT]

                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)


      For value received the undersigned hereby sells,

assigns and transfers unto ______________________________________

________________________________________________________________________________
Please print or typewrite name and address of Assignee and include Fed Tax ID # of Assignee

________________________________________________________________________________
the within Warrant, and does hereby irrevocably constitute and appoint _______________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:_______________________

                                    ______________________________
                                   (Signature must conform to name of holder as
                                    specified on the face of the Warrant)

Signed in the Presence of:


______________________________
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                          [FORM OF NET ISSUE ELECTION]
            (TO BE SIGNED ONLY ON NET ISSUE EXERCISE OF THE WARRANT)


     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant with respect to ____________ shares of Common Stock of AMERIGROUP Corporation pursuant to the net issuance provisions set forth in Section 3 of this Warrant, and requests that the certificates for the number of shares of Common Stock issuable pursuant to said Section 3 after application of the net issuance formula to such _________ shares be issued in the name of, and delivered to __________, federal taxpayer identification number ____________, whose address is _______________.


Dated:

                                       (Signature must conform to name of holder as specified on the face of the Warrant)




                                       (Address)